Exhibit 4.1

EXECUTION VERSION

SUPPLEMENTAL INDENTURE NO. 10

Supplemental Indenture No. 10 (this “Supplemental Indenture”), dated as of May 8, 2024, among Lions Gate Capital Holdings LLC, a Delaware limited liability company (the “Issuer”), the guarantors listed on the signature pages hereto (the “Guarantors”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Issuer and the Guarantors has heretofore executed and delivered to the Trustee that certain Indenture, dated as of April 1, 2021 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Indenture”), providing for the issuance of 5.500% Senior Notes due 2029 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides, among other things, that the Issuer, the Guarantors and the Trustee may enter into one or more supplemental indentures to amend or supplement the Indenture, and, subject to Sections 6.04 and 6.07, certain existing Defaults or Events of Default or compliance with any provision of the Indenture may be waived, with the consent of the Holders of a majority in principal amount of the Notes then outstanding (collectively, the “Requisite Consents” and the holders thereof, the “Consenting Noteholders”);

WHEREAS, the Issuer has received the Requisite Consents from the Consenting Noteholders to make certain amendments to the Indenture, as set forth in Section 2 hereof (the “Amendments”), as certified by an Officers’ Certificate delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture; and

WHEREAS, all conditions precedent necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture valid and binding have been complied with or have been done or performed.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture or Section 2(a) hereof, as applicable, and the rules of construction contained in the Indenture will apply equally to this Supplemental Indenture.

2. Amendments.

(a) The Indenture is hereby amended to add, amend or amend and restate in their entirety, as applicable, the following definitions:

(i) ““Exchange Agreement” means that certain Exchange Agreement (together with all exhibits, annexes and schedules thereto), dated as of May 2, 2024, by and among LGEC, LGCH1, the Issuer, and certain holders of the Notes party thereto and as amended, restated, amended and restated, waived, supplemented or otherwise modified from time to time in accordance with its terms.”

(ii) ““Exchange Notes” means any notes issued pursuant to that certain Indenture, dated as of May 8, 2024, by and among LGCH1, as initial issuer, the guarantors from time to time party thereto and U.S. Bank Trust Company, National Association, as trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time.”

(iii) ““LGCH1” means Lions Gate Capital Holdings 1, Inc., a Delaware corporation, and any successor thereof, and not any of its subsidiaries.”

(iv) ““SEAC Transaction” means the Transactions (as defined in that certain Business Combination Agreement, dated as of December 22, 2023, by and among Screaming Eagle Acquisition Corp., LGEC and the other parties from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time).”

(v) ““Separation Transaction” means one or more transactions that results in the separation of the Studio Business and the STARZ Business, the form and structure of which may be determined by LGEC in its sole and absolute discretion so long as LGEC reasonably determines that such transaction(s) separates the Studio Business and the STARZ Business, and any related transactions entered into in connection therewith; provided that, for the avoidance of doubt, the SEAC Transactions in and of themselves shall not constitute a Separation Transaction.”

(vi) ““STARZ Business” means substantially all of the assets and liabilities constituting LGEC’s “Media Networks” segment (as determined by LGEC in its sole discretion).”

(vii) ““Studio Business” means substantially all of the assets and liabilities constituting LGEC’s “Motion Picture” and “Television Production” segments and a substantial portion of LGEC’s corporate general and administrative functions (as determined by LGEC in its sole discretion).”

(viii) ““Supplemental Indenture” means the Supplemental Indenture No. 10, dated as of May 8, 2024, by and among the Issuer, the Guarantors party thereto and the Trustee.”

(ix) ““Supplemental Indenture Transaction Documents” means each agreement and other document executed or entered into to implement or otherwise further the Supplemental Indenture Transactions, including, without limitation, the Supplemental Indenture.”

(x) ““Supplemental Indenture Transactions” means the entry into the Supplemental Indenture, the entry into the Exchange (as defined in the Exchange Agreement), the issuance of the Exchange Notes, the Separation Transaction, all other Transactions (as defined in the Exchange Agreement) contemplated by, relating to or in connection with the Exchange Agreement, the SEAC Transaction and all other ancillary and related documents and instruments entered into in connection with the foregoing transactions, and the consummation of all other transactions contemplated by the Supplemental Indenture Transaction Documents.”

(xi) The definition of “Material Indebtedness” is amended to replace the “.” with the following text: “; provided that notwithstanding the foregoing the Exchange Notes shall not constitute Material Indebtedness.”

(xii) The definition of “Unrestricted Subsidiary” is amended to insert “(a)” before “(1)” therein and to add the following text after the final sentence thereof:

“(b) Notwithstanding clause (a) hereof, from and after May 8, 2024, LGEC may at any time and from time to time designate any Subsidiary to be an Unrestricted Subsidiary. Any Subsidiary designated as an Unrestricted Subsidiary pursuant to this clause (b) may be re-designated by LGEC as a Restricted Subsidiary at any time.

(c) Solely for purposes of clause (a) hereof, from and after May 8, 2024, any reference to a section or defined term of the Indenture contained in clause (a) hereof shall be construed as a reference to such section or defined term as if such section (including any defined terms used within such section) or defined term had not been amended or modified by the Supplemental Indenture.”

(b) The following provisions of the Indenture and all references thereto in the Indenture will be deleted in their entirety, and the Issuer, the Restricted Subsidiaries and the Guarantors shall be released from their respective obligations under the following provisions of the Indenture; provided that the section or article numbers, as applicable, will remain and the word “[Reserved]” shall replace the title thereto:

(i) Section 4.03, “Reports and Other Information”

(ii) Section 4.04, “Compliance Certificates”

(iii) Section 4.07, “Limitation on Restricted Payments”

(iv) Section 4.08, “Limitation on Restrictions on Distribution from Restricted Subsidiaries”

(v) Section 4.09, “Limitation on Indebtedness”

(vi) Section 4.10, “Sales of Assets”

(vii) Section 4.11, “Limitation on Affiliate Transactions”

(viii) Section 4.12, “Limitation on Liens”

(ix) Section 4.13, “Corporate Existence”

(x) Section 4.14, “Offer to Repurchase Upon Change of Control”

(xi) Section 4.15, “Future Guarantees”

(xii) Section 4.16, “Effectiveness of Covenants”

(xiii) Section 4.17, “Limitation on Lines of Business”

(xiv) Clauses (4), (7) and (8) of Section 6.01(a), “Events of Default”

(c) A new Section 3.09, “Supplemental Indenture Transactions”, shall be added to the Indenture under Article 3 and shall read as follows: “For the avoidance of doubt, the Supplemental Indenture Transactions are not being effected pursuant this Article 3 and this Article 3 does not and will not apply to the Supplemental Indenture Transactions.”

(d) Section 5.01 of the Indenture is amended and restated in its entirety as follows:

“Section 5.01 Transactions Permitted.

(a) Any Separation Transaction is expressly permitted by this Article V and this Indenture. No merger, amalgamation, consolidation, transfer, lease or other transaction of or involving LGEC, the Issuer or any Subsidiary shall be restricted by this Article V, and LGEC, the Issuer or any Subsidiary may merge, amalgamate or consolidate with or into, or transfer or lease or otherwise dispose of all or part of its properties or assets to any Person.

(b) Upon any merger, amalgamation or consolidation of LGEC or the Issuer with or into any Person:

(1) the resulting or surviving Person (the “Successor Person”) (if not LGEC or the Issuer) will expressly assume all the obligations of LGEC or the Issuer, as applicable, under the Notes and this Indenture pursuant to a supplemental indenture or other document or instrument in form and substance satisfactory to the Issuer; and

(2) the Issuer may (but shall be under no obligation to) deliver to the Trustee (x) an Officers’ Certificate and an Opinion of Counsel, each stating that such merger, amalgamation or consolidation and such supplemental indenture (if any) are not prohibited by the terms of this Indenture (upon receipt of which the Trustee is authorized to, and shall, enter into such supplemental indenture if requested by the Issuer) and (y) any other documentation and other information about the Successor Person as shall have been reasonably required by the Trustee that the Trustee shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulation, including the PATRIOT Act.

(c) Upon any merger, amalgamation or consolidation of any Guarantor with or into any Person (other than with or into LGEC, the Issuer or a Guarantor):

(1) the resulting or surviving Person (the “Successor Guarantor”) (if other than such Guarantor) will expressly assume all the obligations of such Guarantor under the Notes, this Indenture and its Notes Guarantee pursuant to a supplemental indenture or other document or instrument in form and substance satisfactory to the Issuer; and

(2) the Issuer may (but shall be under no obligation to) deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such merger, amalgamation or consolidation and such supplemental indenture (if any) are not prohibited by the terms of this Indenture (upon receipt of which the Trustee is authorized to, and shall, enter into such supplemental indenture if requested by the Issuer).”

(e) Section 5.02 of the Indenture is amended and restated in its entirety as follows:

“Section 5.02 Successor Entity Substituted.

Upon any consolidation, amalgamation or merger of the Issuer or any Guarantor with or into any Person in accordance with this Article V for which the Issuer or such Guarantor (as applicable) is not the resulting or surviving Person in connection therewith, the Issuer or a Guarantor (other than LGEC), as the case may be, will be released from its obligations under this Indenture and its Notes Guarantee, as the case may be, and the Successor Person or Successor Guarantor, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or a Guarantor, as the case may be, under this Indenture and such Notes Guarantee.”

(f) Section 10.06(a) of the Indenture is amended to add the following language after “and”: “(6) with respect to any Guarantor that is part of the Studio Business (as determined by LGEC in its sole discretion), upon the consummation of the Separation Transaction.”

(g) Any of the terms or provisions present in the Notes that relate to any of the provisions of the Indenture as amended by this Supplemental Indenture shall also be amended, mutatis mutandis, so as to be consistent with the amendments made by this Supplemental Indenture; provided that, for the avoidance of doubt, such amendments shall be made only to the extent such amendments may be made with the consent of holders of the Requisite Consents.

(h) The Indenture is hereby amended by deleting any definitions from the Indenture with respect to which references would be eliminated as a result of the amendments to the Indenture pursuant to clause (b) above; provided that, for the avoidance of doubt, such amendments shall be made only to the extent such amendments may be made with the consent of holders of the Requisite Consents.

(i) The Indenture and the Notes are hereby amended by deleting all references in the Indenture and the Notes to those sections and subsections that are deleted as a result of the amendments made by this Supplemental Indenture; provided that, for the avoidance of doubt, such amendments shall be made only to the extent such amendments may be made with the consent of holders of the Requisite Consents.

(j) None of the Issuer, the Restricted Subsidiaries, the Guarantors, the Trustee or other parties to or beneficiaries of the Indenture shall have any rights, obligations or liabilities under such sections or clauses deleted pursuant to clause (b) above and such sections or clauses shall not be considered in determining whether a Default or Event of Default has occurred or whether the Issuer, the Restricted Subsidiaries, the Guarantors or the Trustee have observed, performed or complied with the provisions of the Indenture.

3. Consents. Effective as of the date hereof, each Consenting Noteholder, on behalf of itself and its predecessors, successors, assigns, agents, subsidiaries, controlled Affiliates, and representatives, in each case, solely in its capacity as a Holder of the Notes, and as Consenting Noteholders to the maximum extent that such Consenting Noteholders may act collectively hereunder and under the Indenture on behalf the Holders, hereby acknowledge and consent to the consummation of the Supplemental Indenture Transactions and all transactions relating thereto, including the amendments to the Indenture provided for in this Supplemental Indenture and the issuance of the Exchange Notes (and any action or intermediate step necessary to effectuate the Supplemental Indenture Transactions or any transactions relating thereto), whether consummated prior to, on or after the date hereof.

4. Waiver and Release. Effective as of the date hereof, each Consenting Noteholder, on behalf of itself and its predecessors, successors, assigns, agents, subsidiaries, controlled Affiliates, and representatives, and as Consenting Noteholders to the maximum extent that such Consenting Noteholders may act collectively hereunder and under the Indenture (including, without limitation, Article 9 and Section 6.04 thereof) on behalf of the Holders, hereby irrevocably and forever (i) waive any and all actual, if any, and alleged defaults, Defaults or Events of Default or any other claims of breach or claims of action that arise under, or in connection with, the Indenture, in each case that have arisen prior to or on the date hereof, together with any and all related consequences thereof, and any rights of the Holders of the Notes arising from any of the foregoing (the “Waiver”) and (ii) hereby supplement the Indenture to incorporate the terms of this Waiver.

5. [Reserved].

6. Opinion of Counsel and Officers’ Certificate. Concurrently with the execution and delivery of this Supplemental Indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate to the effect that all conditions precedent and covenants, if any, provided for in the Indenture relating to the execution of this Supplemental Indenture have been complied with and that the execution of this Supplemental Indenture is authorized or permitted by the Indenture.

7. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

8. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic signature transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic signature shall be deemed to be their original signatures for all purposes.

10. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

11. Effectiveness; Revocation. This Supplemental Indenture shall become effective and binding on the Issuer, the Guarantors, the Trustee and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture upon the execution and delivery by the parties of this Supplemental Indenture. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

12. Severability.

(a) Except to the extent contemplated by clause (b) below (or in the event clause (b) is held ineffective in the relevant jurisdiction), any provision of this Supplemental Indenture that is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(b) In the event any one or more of the provisions contained in this Supplemental Indenture or any waiver, amendment or modification to the Indenture (or purported waiver, amendment, or modification) including pursuant to this Supplemental Indenture, should be held invalid, illegal, unenforceable or unauthorized under the terms of Section 9.02 of the Indenture, then:

(x) (i) such provisions, waivers, amendments or modifications (or purported waivers, amendments or modifications) shall be construed or deemed modified so as to be valid, legal, enforceable and authorized under the terms of Section 9.02 of the Indenture, as applicable, with an economic effect as close as possible to that of the invalid, illegal, unenforceable or unauthorized provisions, waivers, amendments or modifications, as applicable, and (ii) once construed or modified by clause (i), such provisions, waivers, amendments or modifications (or attempted waivers, amendments, or modifications) shall be deemed to have been operative ab initio,

(y) any such provision, waiver, amendment or modification (or purported waiver, amendment or modification) not capable of being modified or construed in accordance with the foregoing clause (x) shall automatically be considered without effect, and such provision, waiver, amendment or modification shall for all purposes be deemed to have never been implemented or occurred, as applicable, and

(z) after giving effect to each of the foregoing clauses (x) and (y), the validity, legality and enforceability of the remaining provisions or waivers, amendments or modifications, as applicable, contained herein and therein shall not in any way be affected or impaired thereby.

Notwithstanding any other provision of this Supplemental Indenture, if a court of competent jurisdiction, in a final and unstayed order, determines that the amendments contained herein or that any aspect of the Supplemental Indenture Transactions are invalid for any reason, such determination shall not (directly or indirectly) constitute a default or breach of this Supplemental Indenture or the Indenture.

13. Waiver, Release and Disclaimer.

(a) Company Released Claims. From and after the date hereof, and in exchange for entering into the Supplemental Indenture Transactions by the Consenting Noteholders and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer and each Guarantor (on behalf of itself and each of its predecessors, successors, assigns, agents, Subsidiaries, controlled Affiliates and representatives (and in turn on behalf of the predecessors, successors, assignees, agents, Subsidiaries and representatives of any such Persons)) hereby finally and forever releases and discharges the Other Released Parties1 and their respective

[1]

“Other Released Party” shall mean each of: (a) the Consenting Noteholders, the Trustee and each of their respective Affiliates, in each case, in their capacities as debtholders or indenture trustee of LGEC or its Subsidiaries or agents or representatives thereof; (b) the predecessors, successors, and assigns of each of the foregoing, in each case, in their capacities as debtholders of LGEC or its Subsidiaries or agents or representatives thereof; and (c) the current and former officers, directors, members, managers, partners, employees, shareholders, advisors, agents, professionals, attorneys, financial advisors, and other representatives of each of the foregoing in their capacities specified above, in each case, in their capacity as such.

property, in each case, to the fullest extent permitted under applicable law, from any and all causes of action and any other claims, debts, obligations, duties, rights, suits, damages, actions, derivative claims, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, in law, at equity, or otherwise, sounding in tort, contract, or based on any other legal or equitable principle, including, without limitation, violation of any securities law (federal, state or foreign), misrepresentation (whether intended or negligent), breach of duty (including any duty of candor), or any domestic or foreign law similar to the foregoing, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstance taking place, being omitted, existing or otherwise arising on or prior to the date hereof arising from, relating to, or in connection with (x) the Notes and the Indenture, (y) the Supplemental Indenture Transactions or (z) the negotiation, formulation, or preparation of this Supplemental Indenture, the Supplemental Indenture Transaction Documents or the related guarantees, agreements, amendments, instruments, or other documents, including, in each case, those that the Issuer or the Guarantors or any holder of a claim against or interest in such entities or any other entity could have been legally entitled to assert derivatively or on behalf of any other entity (collectively, the “Company Released Claims”). From and after the date hereof, each of the Issuer and each Guarantor hereby covenants and agrees not to, directly or indirectly, bring, maintain, or encourage any cause of action or other claim or proceeding against an Other Released Party relating to or arising out of any Company Released Claim. Each of the Issuer and the Guarantors further stipulates and agrees with respect to all Claims2 that, from and after the date hereof, it hereby waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, any foreign law, or any principle of common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 13(a).

(b) Consenting Noteholder Released Claims. From and after the date hereof, and in exchange for entering into the Supplemental Indenture Transactions by the Issuer and the Guarantors and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Consenting Noteholder (on behalf of itself and each of its predecessors, successors, assigns, agents, Subsidiaries, controlled Affiliates and representatives (and in turn on behalf of the predecessors, successors, assignees, agents, Subsidiaries and representatives of any such Persons)), and to the maximum extent that the Consenting Holders can act collectively for the Holders under the Indenture, each Holder, hereby finally and forever releases and discharges (i) the Company Released Parties3 and their respective property and (ii) the Other Released Parties and

[2]

“Claim” means (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed undisputed, secured, or unsecured, each as set forth in section 101(5) of the Bankruptcy Code.

[3]

“Company Released Party” means each of: (a) LGEC and each of its Subsidiaries and Affiliates, including, as and if applicable, in its or their respective capacity as a Guarantor; (b) the predecessors, successors, and assigns of each of the foregoing; and (c) the current and former officers, directors, members, managers, partners, employees, shareholders, advisors, agents, professionals, attorneys, financial advisors, and other representatives of each of the foregoing, in each case, in their capacity as such.

their respective property, in each case, to the fullest extent permitted under applicable law, from any and all causes of action and any other claims, debts, obligations, duties, rights, suits, damages, actions, derivative claims, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, in law, at equity, or otherwise, sounding in tort, contract, or based on any other legal or equitable principle, including, without limitation, violation of any securities law (federal, state or foreign), misrepresentation (whether intended or negligent), breach of duty (including any duty of candor), or any domestic or foreign law similar to the foregoing, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstance taking place, being omitted, existing or otherwise arising on or prior to the date hereof arising from, relating to, or in connection with (x) the Notes and the Indenture, (y) the Supplemental Indenture Transactions or (z) the negotiation, formulation, or preparation of this Supplemental Indenture, the Supplemental Indenture Transaction Documents or the related guarantees, agreements, amendments, instruments, or other documents, including, in each case, those that such Consenting Noteholder or any holder of a claim against or interest in such Consenting Noteholder or any other entity could have been legally entitled to assert derivatively or on behalf of any other entity, and including, without limitation, any claim based upon or alleging a breach, default, Event of Default (as defined in the Indenture), or failure to comply with any such agreement or document (collectively, the “Consenting Noteholder Released Claims” and, together with the Company Released Claims, the “Released Claims”). For the avoidance of doubt, the Consenting Noteholder Released Claims encompass and include any and all claims or causes of action relating to or challenging the Supplemental Indenture Transactions themselves, including any and all claims or causes of action alleging or contending that any aspect of the Supplemental Indenture Transactions violates any document or agreement related to any indebtedness of LGEC or its Subsidiaries outstanding as of the date hereof or other agreement, or that cooperation with, participation in, or entering into the Supplemental Indenture Transactions violates any statute or other law, it being understood that the Consenting Noteholders are ratifying and approving all such Supplemental Indenture Transactions to the maximum extent possible under applicable law. In addition, for the avoidance of doubt, the releases and discharges granted hereunder by each Consenting Noteholder are not limited to the Notes held by such Consenting Noteholder as of the date hereof, but are granted by the Consenting Noteholders in all capacities and with respect to all Notes held or acquired at any time on or after the date hereof. Further, from and after the date hereof, each Consenting Noteholder (on behalf of itself and each of its subsidiaries and controlled Affiliates) hereby covenants and agrees not to, directly or indirectly, bring, maintain, or encourage any cause of action or other claim or proceeding against any Company Released Party or any other Consenting Noteholder relating to or arising out of any Consenting Noteholder Released Claim. Each Consenting Noteholder further stipulates and agrees with respect to all Claims that, from and after the date hereof, it hereby waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, any foreign law, or any principle of common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 13(b).

(c) EXCEPT AS OTHERWISE PROVIDED HEREIN, EACH PARTY4 HEREBY EXPRESSLY AGREES THAT THE RELEASED CLAIMS SHALL INCLUDE, WITHOUT LIMITATION, SUCH RELEASED CLAIMS ARISING PRIOR TO OR ON THE DATE HEREOF AS A DIRECT OR INDIRECT RESULT OF THE GROSS NEGLIGENCE AND/OR WILLFUL MISCONDUCT OF ANY COMPANY RELEASED PARTY OR OTHER RELEASED PARTY. EACH PARTY AGREES THAT THE COMPANY RELEASED PARTIES AND OTHER RELEASED PARTIES ARE EXPRESSLY INTENDED AS THIRD-PARTY BENEFICIARIES OF THIS SECTION 13.

[4]	“Party” means the Company Released Parties and the Other Released Parties.

(d) Each Consenting Noteholder and each of the Issuer and the Guarantors acknowledges that it is aware that it or its attorneys may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to either the subject matter of this Supplemental Indenture and the Supplemental Indenture Transactions or any party hereto, but hereto further acknowledges that it is the intention of the Issuer and the Guarantors and each Consenting Noteholder to hereby fully, finally, and forever settle and release all claims among them to the extent provided in this Supplemental Indenture, whether known or unknown, suspected or unsuspected, which now exist, may exist, or heretofore have existed.

(e) Notwithstanding the foregoing Sections 13(a), 13(b), 13(c) and 13(d), nothing in this Supplemental Indenture is intended to, and shall not, (i) release any Party’s rights and obligations under this Supplemental Indenture or any of the Supplemental Indenture Transaction Documents or (ii) bar any Party from seeking to enforce or effectuate this Supplemental Indenture or any of the Supplemental Indenture Transaction Documents.

14. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of, and the Trustee makes no representations with respect to, (a) the proper authorization hereof by the other parties hereto by corporate action or otherwise, (b) the due execution hereof by any other party hereto, (c) the consequences (direct or indirect and whether deliberate or inadvertent) of the amendments provided for herein, (d) the substance of this Supplemental Indenture, (e) the Supplemental Indenture Transactions or (f) the recitals contained herein, all of which recitals are made solely by the Issuer. The Trustee is entering into this Supplemental Indenture solely and conclusively on the basis of the Officer’s Certificate and Opinion of Counsel referenced in Section 6. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like effect as if set forth herein in full. Each of the Issuer and the Guarantors hereby reaffirms its obligations under Section 7.07 of the Indenture to indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with its execution and performance of this Supplemental Indenture. This indemnity shall survive any future satisfaction and discharge of the Indenture and the resignation or removal of the Trustee.

15. Authorization of the Supplemental Indenture Transactions. The Consenting Noteholders solely in their respective capacity as Holders of the Notes hereby expressly authorize, consent to, ratify and permit the Supplemental Indenture Transactions and any transactions directly relating thereto or reasonably required to effect such Transactions in all respects. The Indenture is hereby supplemented to expressly authorize, consent to, ratify, and permit the Supplemental Indenture Transactions and any transactions directly relating thereto or reasonably required to effect such Transactions in all respects.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

LIONS GATE CAPITAL HOLDINGS LLC

By:	/s/ James W. Barge
Name: James W. Barge
Title: Chief Financial Officer and Treasurer

[Signature Page to Supplemental Indenture No. 10]

GUARANTORS

LIONS GATE ENTERTAINMENT CORP.

/s/ James W. Barge
Name: James W. Barge
Title: Chief Financial Officer

[Signature Page to Supplemental Indenture No. 10]

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DEBMAR/MERCURY, LLC
DELUXE PICTURES LLC
DESPERADO UNIVERSE PRODUCTIONS, LLC

[Signature Page to Supplemental Indenture No. 10]

DESPERADOS, LLC
DIGITAL MURDER, INC.
EARL STREET CAPITAL LLC
EMPIRE PRODUCTIONS, INC.
ENTERTAINMENT ONE FILM USA LLC
ENTERTAINMENT ONE HOLDINGS USA, INC.
ENTERTAINMENT ONE REALITY PRODUCTIONS LLC
ENTERTAINMENT ONE TELEVISION USA LLC
EONE FEATURES (DEVELOPMENT) LLC
EONE FEATURES LLC
FILM HOLDINGS CO.
FOXBURG FINANCING 2 LLC
FOXBURG FINANCING 3, LLC
FOXBURG FINANCING 4, LLC
FOXBURG FINANCING, LLC
FRIENDS FINANCING, INC.
GC FILMS, INC.
GOOD BOYS PRODUCTIONS, LLC
GOOD EVEL PRODUCTIONS, INC.
GRINDSTONE ENTERTAINMENT GROUP, LLC
GUILT PRODUCTIONS, INC.
HIGHER POST LLC
HOME EC PRODUCTIONS, INC.
HONORED PRODUCTIONS, INC.
HOUDINI PRODUCTIONS, INC.
HSKL PRODUCTIONS, INC.
INFLUENCE PRODUCTIONS, INC.
INVISIBLE CASTING INC.
JACKAL AND LION PRODUCTIONS, INC.
JERRY O TALK, LLC
JUST REWARDS PRODUCTIONS, INC.
LANDSCAPE ENTERTAINMENT CORP.
LAYOVER PRODUCTIONS, INC.
LEP REBOOT, LLC
LG CAPITAL HOLDINGS, INC.
LG HORROR CHANNEL HOLDINGS, LLC
LG JV SERVICING COMPANY, LLC
LG RIGHTS HOLDINGS, LLC
LGAC 1, LLC
LGAC 3, LLC

[Signature Page to Supplemental Indenture No. 10]

LGAC INTERNATIONAL LLC
LGDG FILMS, INC.
LGDS DEVELOPMENT, INC.
LGDS DIRECT, INC.
LGDS PRODUCTIONS, INC.
LG-MAX LLC
LGTV ANIMATION, INC.
LGTV C103 PRODUCTIONS, INC.
LGTV PRODUCTIONS, INC.
LIONS GATE ANCILLARY LLC
LIONS GATE CAPITAL HOLDINGS 1, INC.
LIONS GATE DIGITAL PROJECTS, INC.
LIONS GATE DIGITAL STUDIOS, INC.
LIONS GATE ENTERTAINMENT INC.
LIONS GATE EXHIBITION, INC.
LIONS GATE FILMS HOLDINGS COMPANY #2, INC.
LIONS GATE FILMS INC.
LIONS GATE INDIA INC.
LIONS GATE INTERACTIVE, INC.
LIONS GATE INTERNATIONAL SALES, LLC
LIONS GATE MUSIC PUBLISHING LLC
LIONS GATE MUSIC, INC.
LIONS GATE ONLINE SHOP INC.
LIONS GATE PENNSYLVANIA, INC.
LIONS GATE PRODUCTIONS, LLC
LIONS GATE RECORDS, INC.
LIONS GATE RELEASING LLC (F/K/A ARTISAN RELEASING LLC)
LIONS GATE SPIRIT HOLDINGS, LLC
LIONS GATE TELEVISION DEVELOPMENT LLC
LIONS GATE TELEVISION INC.
LIONS GATE TELEVISION INTERNATIONAL—LATIN AMERICA, INC.
LIONS GATE TRUE NORTH CORP.
LIONS GATE TRUE NORTH MEDIA, LLC
LIONS GATE X PRODUCTIONS, LLC
LIONSGATE LBE, INC.
LOVE LESSONS PRODUCTIONS, INC.
LOVE LIFE PRODUCTIONS, INC.
MACARTHUR PARK PRODUCTIONS, INC.
MANDATE FILMS, LLC

[Signature Page to Supplemental Indenture No. 10]

MANDATE PICTURES, LLC
MANHUNT PRODUCTIONS, INC.
MARRY ME? PRODUCTIONS, INC. (F/K/A GOOSED PRODUCTIONS, INC.)
MERE MORTALS PRODUCTIONS, INC.
MIDDLE WEST PRODUCTIONS, INC.
MILLERS GIRL PRODUCTIONS, LLC
MONOGAMISH PRODUCTIONS, INC.
MOTHERHOOD PRODUCTIONS, INC.
MQP, LLC
MSP PRODUCTIONS, LLC
NGC FILMS, INC.
NTF PRODUCTIONS, INC.
OLD HICKORY PRODUCTIONS, INC.
ONE RESILIENCE PRODUCTIONS, INC.
OVERTURE FILMS, LLC
PARADISE PRODUCTIONS, INC.
PIPELINE CASTING, INC.
PLAYLIST PRODUCTIONS, INC.
POWER MONGERING DESPOT, INC.
P-VALLEY PRODUCTIONS, INC.
QUEST PRODUCTIONS, INC. (F/K/A LGTV SET UP 1 PRODUCTIONS, INC.)
RENEGADE 83, LLC
RENEGADE ENTERTAINMENT, LLC
ROAD TO TINUE PRODUCTIONS, INC. (F/K/A LGTV SET UP 3 PRODUCTIONS, INC.)
ROYALS PRODUCTIONS, INC.
RRR PRODUCTIONS, LLC
SCREENING ROOM, INC.
SEE ME LOUISIANA, L.L.C.
SELP, LLC
SERPENT QUEEN PRODUCTIONS, INC.
SF1 PRODUCTIONS, INC. (F/K/A CATX RICKY 12 PRODUCTIONS, INC.)
SF2 PRODUCTIONS, INC.
SILENT DEVELOPMENT CORP.
SOUTH SHORE PRODUCTIONS, INC.
SPACE CAMP PRODUCTIONS, LLC
STARZ ACQUISITION LLC
STARZ AVOCADO PRODUCTIONS, LLC
STARZ BALLET PRODUCTIONS, LLC

[Signature Page to Supplemental Indenture No. 10]

STARZ BLACK SAMURAI PRODUCTIONS, LLC
STARZ BSJ PRODUCTIONS, LLC
STARZ DOCU-SERIES PRODUCTIONS, LLC
STARZ ENTERTAINMENT, LLC
STARZ ENTITY HOLDING COMPANY, LLC
STARZ EVIL PRODUCTIONS, LLC
STARZ FAMILY CRIMES PRODUCTIONS, LLC
STARZ FASHION PRODUCTIONS, LLC
STARZ FINANCE CORP.
STARZ INDEPENDENT, LLC
STARZ LEAVENWORTH PRODUCTIONS, LLC
STARZ LIBERTY CITY PRODUCTIONS, LLC
STARZ MEDIA, LLC
STARZ NU DOCUMENTARY PRODUCTIONS, LLC
STARZ PIRATES PRODUCTIONS, LLC
STARZ POUR VIDA PRODUCTIONS, LLC
STARZ REMORSE PRODUCTIONS, LLC
STARZ RODEO PRODUCTIONS, LLC (F/K/A STARZ AFTER SHOW PRODUCTIONS, LLC)
STARZ RUNAWAY PRODUCTIONS, LLC
STARZ SAFARI PRODUCTIONS, LLC
STARZ SECRET KEEPERS PRODUCTIONS, LLC
STARZ THE FIELD PRODUCTIONS, LLC
STARZ VENERY PRODUCTIONS, INC.
STARZ, LLC
STUDIO PRODUCTIONS, INC. (F/K/A OH YEAH! PRODUCTIONS, INC.)
SUMMIT DISTRIBUTION, LLC
SUMMIT ENTERTAINMENT DEVELOPMENT SERVICES
SUMMIT ENTERTAINMENT, LLC
SUMMIT GUARANTY SERVICES, LLC
SUMMIT INTERNATIONAL DISTRIBUTION, INC.
SUMMIT PRODUCTIONS, LLC
SUMMIT SIGNATURE, LLC
SWS PRODUCTIONS, INC.
TOUCHDOWN PRODUCTIONS, INC.
TRUE NORTH MEDIA, LLC
TWEED PRODUCTIONS, LLC (F/K/A WGP PRODUCTIONS, LLC)
TWILIGHT DOMESTIC RIGHTS, LLC
TWILIGHT PRODUCTIONS, LLC

[Signature Page to Supplemental Indenture No. 10]

UC PRODUCTIONS, LLC
UNITED FANDOM, LLC
VESTRON INC.
WHITE FAMOUS PRODUCTIONS, INC.
WOMEN IN COMEDY DOCUMENTARY, LLC
YKM PRODUCTIONS, INC.

By:	/s/ James W. Barge
Name: James W. Barge
Title: Authorized Officer

[Signature Page to Supplemental Indenture No. 10]

NICK TALK PRODUCTIONS, INC.
PLLG LEGAL, INC.
PSGM, INC.

By:	/s/ Adrian Kuzycz
Name: Adrian Kuzycz
Title: Authorized Officer

[Signature Page to Supplemental Indenture No. 10]

BLIND MAN PRODUCTIONS, LLC
CHERRIES PRODUCTIONS, LLC
DISASTER ARTIST, LLC
DJ LOVE PRODUCTIONS, LLC
EXTINCT SHADOW PRODUCTIONS, LLC
FOUR FELLAS PRODUCTIONS, LLC
GOOD UNIVERSE DEVELOPMENT, LLC
GOOD UNIVERSE FILMS, LLC
GOOD UNIVERSE INTERNATIONAL, LLC
GOOD UNIVERSE MEDIA, LLC
OB PRODUCTIONS, INC. (F/K/A OLDBOY PRODUCTIONS)
TOWNIES PRODUCTIONS, LLC
TOWNIES 2 PRODUCTIONS, LLC
XMAS PRODUCTIONS, LLC

By:	/s/ Daniel Freedman
Name: Daniel Freedman
Title: Authorized Officer

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ANCHOR BAY ENTERTAINMENT, LLC
DEBMAR/MERCURY (WW) PRODUCTIONS, LLC
J&C ENTERTAINMENT, INC.

By:	/s/ Michael Hainkel
Name: Michael Hainkel
Title: Authorized Officer

[Signature Page to Supplemental Indenture No. 10]

UK GUARANTORS:

LIONS GATE CHINA (UK) LIMITED

By:	/s/ Sandra Benoit
Name: Sandra Benoit
Title: Director

LIONS GATE INTERNATIONAL MEDIA LIMITED

By:	/s/ Sandra Benoit
Name: Sandra Benoit
Title: Director

LIONS GATE INTERNATIONAL (UK) LIMITED

By:	/s/ Sandra Benoit
Name: Sandra Benoit
Title: Director

LIONS GATE INTERNATIONAL (UK) FILM DEVELOPMENT LIMITED

By:	/s/ Sandra Benoit
Name: Sandra Benoit
Title: Director

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LUX GUARANTORS:

LIONS GATE INTERNATIONAL MOTION PICTURES S.À R.L. société à responsabilité limitée 3, boulevard Royal
L-2449 Luxembourg
RCS number B 185480

By:	/s/ James W. Barge
Name: James W. Barge
Title: Class A Manager

LIONS GATE INTERNATIONAL SLATE INVESTMENT S.A. société anonyme 3, boulevard Royal
L-2449 Luxembourg
RCS number B 193789

By:	/s/ James W. Barge
Name: James W. Barge
Title: Class A Director

ENTERTAINMENT CAPITAL HOLDINGS
INTERNATIONAL S.À R.L. société à responsabilité limitée 3, boulevard Royal
L-2449 Luxembourg
RCS number B 225278

By:	/s/ James W. Barge
Name: James W. Barge
Title: Class A Manager

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LIONS GATE INDIA S.À R.L. société à responsabilité limitée 3, boulevard Royal
L-2449 Luxembourg
RCS number B 217487

By:	/s/ James W. Barge
Name: James W. Barge
Title: Class A Manager

[Signature Page to Supplemental Indenture No. 10]

CANADIAN GUARANTORS:

CENTBOMB PRODUCTIONS CORP.
LG VISUAL PRODUCTIONS ULC
LIONS GATE MUSIC CORP.
LIONS GATE X PRODUCTIONS CORP. LG SIRIUS HOLDINGS ULC
LG ORION HOLDINGS ULC (F/K/A LG ORION HOLDING, INC.) LIONSGATE PLAYCO HOLDINGS ULC

By:	/s/ Adrian Kuzycz
Name: Adrian Kuzycz
Title: Authorized Signatory

[Signature Page to Supplemental Indenture No. 10]

Deutsche Bank Trust Company Americas, as Trustee

By:	/s/ Sebastian Hidalgo
Name: Sebastian Hidalgo
Title: Assistant Vice President

By:	/s/ Chris Niesz
Name: Chris Niesz
Title: Vice President

[Signature Page to Supplemental Indenture No. 10]